UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Property Acquisition
Subaru of America — Lebanon, IN — On June 23, 2014, ARCP CR Lebanon IN, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership II, LP (“CCI II OP”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into an agreement of purchase and sale with Prologis Logistics Services Incorporated, a Delaware corporation (the “Seller”), which is not affiliated with the Company, its advisor or affiliates (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, CCI II OP purchased a 715,000 square foot single-tenant distribution building leased to Subaru of America, Inc., located in Lebanon, Indiana (the “Property”), for a purchase price of $32.6 million, exclusive of closing costs. The Property was constructed in 2014.
Amended Series C Loan
On January 13, 2014, CCI II OP entered into a $10.0 million subordinate revolving line of credit with Series C, LLC, an affiliate of the Company’s advisor (“Series C”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2014 (the “Series C Loan”). On June 25, 2014, CCI OP entered into a modification agreement with Series C in order to increase the maximum principal amount of the subordinate revolving line of credit to $60.0 million (the “Amended Series C Loan”). All other terms of the Series C Loan remain unchanged. The Amended Series C Loan has been approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances. As of June 25, 2014, no amounts were outstanding under the Amended Series C Loan.

Item 2.01	Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
On June 23, 2014, CCI II OP, through its wholly-owned subsidiary, acquired the Property from the Seller. The principal provisions of the lease at the Property are set forth in the following table:

Property	Tenant	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (1)	Effective Annual Base Rent (2)		Effective Base Rent per Square Foot (2)	Lease Term (3)
Subaru of America — Lebanon, IN	Subaru of America, Inc.	715,000	100%	2/5 yr.	$2,002,000	(4)	$2.80	6/23/2014	–	5/31/2024

(1)	Represents the number of renewal options and the term of each option.

(2)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(3)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, the Company intends for its properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4) The annual base rent under the lease increases every year by 2% of the then-current annual base rent.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock and borrowings from the Company’s revolving bank credit facility, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2014 (the “Credit Facility”). In connection with the acquisition, CCI II OP borrowed approximately $28.8 million under the Credit Facility on June 23, 2014. As of June 23, 2014, the borrowing base under the Credit Facility based on the underlying collateral pool for qualified properties was approximately $86.6 million and the amount outstanding under the Credit Facility was approximately $72.9 million. In connection with the acquisition, the Company paid an affiliate of Cole Corporate Income Advisors II, LLC, its advisor, an acquisition fee of $652,000.
In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the Property, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. The Company does not currently have plans to incur any significant costs to renovate, improve or develop the Property, and the Company believes that the Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Amended Series C Loan set forth under Item 1.01 of this Current Report on Form 8-K and the Company’s borrowings under the Credit Facility set forth under Item 2.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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